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                                                                    Exhibit 3.31

                                                    STATE OF DELAWARE
                                                   SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                                FILED 09:00 AM 08/22/2002
                                                    020533452-3561702

                                STATE OF DELAWARE

                            LIMITED LIABILITY COMPANY
                            CERTIFICATE OF FORMATION

                                       OF

                       DICKENSON-RUSSELL COAL COMPANY, LLC

FIRST:  The name of the limited liability company is:

        DICKENSON-RUSSELL COAL COMPANY, LLC

SECOND: The address of its registered office in the State of Delaware is:

                        2711 Centerville Road, Suite 400
                        Wilmington, Delaware 19808

        The name of its Registered Agent at such address is:

                  Corporation Service Company

THIRD:  The name and address of the authorized person is:

                  Peggy Doeden
                  Bartlit Beck Herman Palenchar & Scott
                  1899 Wynkoop Street, Suite 800
                  Denver, Colorado  80202

      The undersigned has executed this Certificate of Formation of Dickenson-Russell Coal Company, LLC on this 22nd day of August 2002.

                                             /s/ Peggy Doeden
                                             Peggy Doeden
                                             Authorized Person